UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported in the Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on April 12, 2023 (the “Prior 8-K”), TESSCO Technologies Incorporated, a Delaware corporation (“Tessco” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated April 11, 2023, with Alliance USAcqCo 2, Inc., a Delaware corporation (“Parent”), and Alliance USAcqCo 2 Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Tessco would be acquired by way of a merger with and into Merger Sub with Tessco surviving the merger and becoming a wholly owned subsidiary of Parent (referred to as the “Merger”).

All capitalized terms used and not otherwise defined in this Form 8-K have the meanings given to them in the Merger Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Upon the Effective Time of the Merger, the Company entered into Amendment No. 5 (“Amendment No. 5”) to the Credit Agreement by and between TESSCO Technologies Incorporated and the other Borrowers and Guarantors party thereto and Wells Fargo Bank, National Association, as administrative agent for the lender group and as a lender. Amendment No. 5 amends and restates the terms of the Company’s previously existing $80.0 million Revolving Credit Facility to increase the revolving credit facility to $105.0 million, on similar but amended terms. The obligations under Amendment No. 5 are obligations of the post-merger Company, which is referred to herein and in the Merger Agreement as the “Surviving Corporation.”

Upon the Effective Time of the Merger, Tessco Incorporated and Tessco Reno Holding LLC, each a subsidiary of the Company, became party by joinder to the Purchase and Sale Agreement dated as of April 11, 2023, by and between Parent and New Mountain Net Lease Acquisition II Corporation, a Delaware corporation (“Buyer”), pursuant to which the Hunt Valley, Maryland property owned by Tessco Incorporated and the Reno, Nevada property owned by Tessco Reno Holding LLC, were acquired by Buyer (the “Purchase Agreement”) on July 17, 2023 in exchange for approximately $32.975 million, without regard to the existing mortgages thereon.

In addition, concurrent with the acquisition by Buyer of the Maryland property and Reno property, Tessco Incorporated and Buyer entered into a Lease Agreement in respect of each property under which Tessco Incorporated leased each for at what the Company believes to be market rates (the “Leases”). Together, the Purchase Agreement and Leases reflect a “sale/leaseback” transaction on generally typical terms. The obligations under the Leases are obligations of Surviving Corporation.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 17, 2023, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

At the Effective Time of the Merger, as provided in the Merger Agreement, each share of common stock of the Company, par value $0.01 (the “common stock”), then outstanding was converted into the right to receive $9.00 in cash, without interest (the “Merger Consideration”), other than those shares owned by Parent, the Company or any subsidiary of Parent or the Company (which were cancelled without any consideration), and any shares as to which appraisal rights have been perfected (and not withdrawn or lost) in accordance with applicable Delaware law (which were cancelled and converted into the right to receive a payment determined in accordance with the Delaware law).

In addition,

•             Each outstanding Company stock option, to the extent vested after giving effect to any terms of the applicable award agreement providing for the full or partial acceleration of vesting of that option, was cancelled and converted into the right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per-share exercise price applicable to that Company stock option, multiplied by the total number of shares subject to that Company stock option. So-called “underwater” or out-of-the-money options, where the per-share exercise price was equal to or more than the Merger Consideration, and the unvested portion of any option, were cancelled without consideration;

•             Each outstanding and vested restricted stock, restricted stock unit and performance stock award was cancelled in exchange for an amount in cash equal to the Merger Consideration multiplied by the number of shares of common stock subject to these awards at the Effective Time, after giving effect to any terms of the applicable award agreement providing for the full or partial acceleration of the vesting of these awards in connection with the Merger, and each unvested and outstanding award of restricted stock, restricted stock units and the performance stock award was cancelled; and

•             Any payments in respect of these stock options and other equity awards are subject to any applicable withholding tax.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Prior 8-K.

The information set forth in the second paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 17, 2023, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification on Form 25 to delist and deregister the common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq filed the Form 25 with the SEC on behalf of the Company on July 17, 2023. The Company’s common stock was suspended from trading on the Nasdaq Stock Market after the close of trading on July 17, 2023. In approximately ten (10) days after filing of the Form 25, the Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the common stock under Section 12(g) of the Exchange Act, and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is set forth under the Introductory Note, Item 2.01, Item 3.01, Item 5.01, and Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information required by this Item 5.01 is set forth under Item 2.01 and is incorporated herein by reference.

As a result of the consummation of the Merger and effective as of the Effective Time, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of J. Timothy Bryan, Matthew W. Brewer, Steven T. Campbell, Stephanie Dismore, Kathleen McLean, Vernon Irvin, and Sandip Mukerjee, comprising all of the members of the Board of Directors of the Company (the “Board”) immediately prior to the Effective Time, resigned from the Board and from all Board committees on which these directors served. These resignations were required under the term of the Merger Agreement and were not a result of any disagreement between the Company and any director on any matter relating to the Company’s operations, policies, or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s Certificate of Incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events

On July 17, 2023, the Company issued a press release announcing that the Merger had closed. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
2.1	Agreement and Plan of Merger dated April 11, 2023 by and among TESSCO Technologies Incorporated, Parent and Merger Sub, incorporated by reference to Exhibit 2.1 to Form 8-K dated April 11, 2023*
3.1	Amended and Restated Certificate of Incorporation of TESSCO Technologies Incorporated dated July 17, 2023.
3.2	Amended and Restated Bylaws of TESSCO Technologies Incorporated dated July 17, 2023.
99.1	Press Release dated July 17, 2023 issued by Tessco
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric Spitulnik
Aric Spitulnik
Senior Vice President and CFO

Dated: July 18, 2023